EXHIBIT INDEX
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1.  Amendment No. 4 to Restated Agreement and Declaration of Trust

2.  Amendment No. 5 to Restated Agreement and Declaration of Trust

3.  Investment Advisory Agreement with Touchstone Advisors, Inc.

4. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Tax-Free Money Fund

5. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Tax-Free Intermediate Term Fund

6. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Ohio Tax-Free Money Fund

7. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the California Tax-Free Money Fund

8. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Ohio Insured Tax-Free Fund

9. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Florida Tax-Free Money Fund

10. Distribution Agreement with Touchstone Securities, Inc.

11. Form of Underwriter's Dealer Agreement

12. Accounting and Pricing Services Agreement

13. Transfer, Dividend Disbursing, Shareholder Service and Plan Agency
    Agreement

14. Administration Agreement between Touchstone Advisors, Inc. and Integrated Fund Services, Inc.

15. Expense Limitation Agreement

16. Consent of Independent Auditors

17. Plans of Distribution

18. Form of Administration Agreement for the Administration of Shareholder Accounts

19. Registrant's Code of Ethics

20. Code of Ethics for Touchstone Securities, Inc.

21. Code of Ethics for Touchstone Advisors, Inc.

22. Code of Ethics for Fort Washington Investment Advisors, Inc.

23. Powers of Attorney